EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-178670 on Form S-8 of our reports dated February 26, 2021, relating to the financial statements of Sykes Enterprises, Incorporated and the effectiveness of Sykes Enterprises, Incorporated’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Tampa, Florida
February 26, 2021